Exhibit 10.16

WHEELS UP EXPERIENCE INC.
2021 LONG-TERM INCENTIVE PLAN

WHEELS UP EXPERIENCE INC.
2021 LONG-TERM INCENTIVE PLAN
I.    PURPOSE
The Wheels Up Experience Inc. 2021 Long-Term Incentive Plan is adopted effective January 31, 2021. The Plan is designed to attract, retain and motivate selected Eligible Employees and Key Non-Employees of the Company and its Affiliates, and reward them for making major contributions to the success of the Company and its Affiliates. These objectives are accomplished by making long-term incentive awards under the Plan that will offer Participants an opportunity to have a greater proprietary interest in, and closer identity with, the Company and its Affiliates and their financial success.
The Awards may consist of:
1.    Incentive Options;
2.    Non statutory Options;
3.    Restricted Stock;
4.    Restricted Stock Units;
5.    Rights;
6.    Dividend Equivalents;
7.    Other Stock-Based Awards;
8.    Performance Awards; or
9.    Cash Awards;
or any combination of the foregoing, as the Committee may determine.
II.    DEFINITIONS
A.    Affiliate
means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
B.    Award
means the grant to any Eligible Employee or Key Non-Employee of any form of Option, Restricted Stock, Restricted Stock Unit, Right, Dividend Equivalent, Other Stock-Based Award, Performance Award or Cash Award, whether granted singly, in combination, or in tandem, and pursuant to such terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

C.    Award Agreement
means a written agreement entered into between the Company and a Participant under which an Award is granted and which sets forth the terms, conditions, and limitations applicable to the Award.
D.    Board
means the Board of Directors of the Company.
E.    Cash Award
means an Award of cash, subject to the requirements of Article XIII and such other restrictions as the Committee deems appropriate or desirable.
F.    Cause
shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, Cause shall be defined to include: (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. A Participant who ceases to be an employee or Key Non-Employee of the Company or an Affiliate for reasons other than Cause at a time when grounds for Cause exist shall be deemed terminated for Cause for purposes of the Plan. The determination of the Committee as to the existence of Cause shall be conclusive and binding upon the Participant and the Company.
G.    Code
means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.
H.    Committee
means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, such committee shall consist of not less than two (2) members of the Board, each member of which shall be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act.
I.    Common Stock
means the Class A common stock, par value $0.0001 per share, of the Company.
J.    Company
means Wheels Up Experience Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.
K.    Consultant
means a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
L.    Disability or Disabled
means a permanent and total disability as defined in Section 22(e)(3) of the Code.
M.    Dividend Equivalent
means an Award subject to the requirements of Article X.
N.    Eligible Employee
means an employee of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.
O.    Exchange Act
means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto. References to any provision of the Exchange Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.
P.    Fair Market Value
means, if the Shares are listed on any national securities exchange or quoted on the New York Stock Exchange (the “NYSE”), the closing sales price, if any, on the largest such exchange or on the NYSE, as applicable, on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted on the NYSE, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or OTC Markets Group, Inc. (or

such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee in compliance with Section 409A of the Code.
Q.    Incentive Option
means an Option that, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.
R.    Key Non-Employee
means a Non-Employee Board Member or Consultant of the Company or of an Affiliate who is designated by the Committee as being eligible to be granted one or more Awards under the Plan.
S.    Non-Employee Board Member
means a director of the Company who is not an employee of the Company or any of its Affiliates.
T.    Nonstatutory Option
means an Option that, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.
U.    Option
means a right or option to purchase Common Stock, including Restricted Stock if the Committee so determines.
V.    Other Stock-Based Award
means a grant or sale of Common Stock that is valued in whole or in part based upon the Fair Market Value of Common Stock.
W.    Participant
means an Eligible Employee or Key Non-Employee to whom one or more Awards are granted under the Plan.
X.    Performance Award
means an Award subject to the requirements of Article XII, and such performance conditions as the Committee deems appropriate or desirable.
Y.    Plan
means the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended from time to time.

Z.    Restricted Stock
means an Award made in Common Stock and delivered under the Plan, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.
AA.    Restricted Stock Unit
means an Award denominated in units of Common Stock, subject to the requirements of Article VIII, such other restrictions as the Committee deems appropriate or desirable, and as awarded in accordance with the terms of the Plan.
BB.    Right
means a stock appreciation right delivered under the Plan, subject to the requirements of Article IX and as awarded in accordance with the terms of the Plan.
CC.    Securities Act
means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. References to any provision of the Securities Act shall be deemed to include rules promulgated thereunder and successor provisions and rules thereto.
DD.    Shares
means the following shares of the capital stock of the Company as to which Options or Restricted Stock have been or may be granted under the Plan and upon which Rights, Restricted Stock Units or Other Stock-Based Awards may be based: treasury or authorized but unissued Common Stock of the Company, or any shares of capital stock or securities into which the Shares are changed or for which they are exchanged within the provisions of Article XIX of the Plan.
III.    SHARES SUBJECT TO THE PLAN
The aggregate number of Shares as to which Awards may be granted from time to time shall be 27,346,829 Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XIX hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall not exceed 27,346,829 shares (subject to adjustment for stock splits, stock dividends and other adjustments described in Article XIX hereof).
Notwithstanding anything to the contrary in this Plan and unless otherwise approved by the Company’s stockholders, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Board Member in any calendar year shall not exceed $375,000. For purposes of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
From time to time, the Committee and/or appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and/or stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are forfeited, terminated or expire unexercised shall immediately become available for Awards. In addition, if the exercise price of any Award is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan. The foregoing notwithstanding, if the exercise price of any Award is satisfied by tendering Shares to the Company, or if Shares are withheld from an Award to pay a Participant’s tax withholding obligations in connection with the Award, the Shares so tendered or withheld shall not again become available for Awards.
IV.    ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone or video conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting Awards to himself or herself under the Plan, other than as applies to the Participants or a class of similarly situated Participants as a whole. The Board shall have the authority to remove or replace any member of, and to fill any vacancy on, the Committee upon notice to the Committee and the affected member, if any. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines. Subject to the provisions of the Plan, the Committee is authorized to:
A.    Interpret the provisions of the Plan and any Award or Award Agreement, and make all rules and determinations that it deems necessary or advisable to the administration of the Plan;
B.    Determine which employees of the Company or an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Awards;
C.    Determine the Key Non-Employees to whom Awards, other than Incentive Options and Performance Awards for which Key Non-Employees shall not be eligible, shall be granted;
D.    Determine whether an Option to be granted shall be an Incentive Option or Non statutory Option;
E.    Determine the number of Shares for which an Option, Restricted Stock or Other Stock-Based Award shall be granted;
F.    Determine the number of Restricted Stock Units, Rights, the Cash Award or the Performance Award to be granted;

G.    Provide for the suspension or the acceleration of the vesting and/or exercisability of any Award or waive the forfeiture restrictions or any other restriction or limitation regarding any Awards or the Shares relating thereto; and
H.    Specify the terms, conditions, and limitations upon which Awards may be granted;
provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.
If permitted by applicable law, and in accordance with any such law, the Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Exchange Act. Any such delegation by the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
The Committee shall have the authority at any time to cancel Awards for reasonable cause and/or to provide for the conditions and circumstances under which Awards shall be forfeited.
Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or any Award Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants. No determination shall be subject to de novo review if challenged in court.
V.    ELIGIBILITY FOR PARTICIPATION
Awards may be granted under this Plan only to Eligible Employees and Key Non-Employees of the Company or its Affiliates. The foregoing notwithstanding, each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time the Incentive Option is granted.
The Committee may, at any time and from time to time, grant one or more Awards to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares, if applicable, to be subject to each Award so granted; provided, however that no Incentive Option shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company; and provided further, that the Fair Market Value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive stock option plan of the Company or an Affiliate) shall not exceed One Hundred Thousand Dollars

($100,000). To the extent that the Fair Market Value of such Shares exceeds One Hundred Thousand Dollars ($100,000), the Shares subject to the Option(s) in excess of One Hundred Thousand Dollars ($100,000) shall, without further action by the Committee, automatically be converted to NONSTATUTORY Options.
VI.    AWARDS UNDER THIS PLAN
As the Committee may determine, the following types of Awards may be granted under the Plan on a stand-alone, combination or tandem basis:
A.    Incentive Option
An Award in the form of an Option that shall comply with the requirements of Section 422 of the Code. Subject to adjustments in accordance with the provisions of Article XIX, the aggregate number of Shares that may be subject to Incentive Options under the Plan shall not exceed the limit set forth in Article III hereof.
B.    Nonstatutory Option
An Award in the form of an Option that shall not be intended to, or has otherwise failed to, comply with the requirements of Section 422 of the Code.
C.    Restricted Stock and Restricted Stock Units
An Award made to a Participant in Common Stock or denominated in units of Common Stock, subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including but not limited to continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance.
D.    Stock Appreciation Right
An Award in the form of a Right to receive the excess of the Fair Market Value of a Share on the date the Right is exercised over the Fair Market Value of a Share on the date the Right was granted.
E.    Dividend Equivalents
An Award in the form of, and based upon the value of, dividends on Shares.
F.    Other Stock-Based Awards
An Award made to a Participant that is valued in whole or in part by reference to, or is otherwise based upon, the Fair Market Value of Shares.
G.    Performance Awards
An Award made to a Participant that is subject to performance conditions specified by the Committee, including, but not limited to, continuous service with the Company and/or its

Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance.
H.    Cash Awards
An Award made to a Participant and denominated in cash, with the eventual payment subject to future service and/or such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement.
Each Award under the Plan shall be evidenced by an Award Agreement. Delivery of an Award Agreement to each Participant shall constitute an agreement between the Company and the Participant as to the terms and conditions of the Award.
VII.    TERMS AND CONDITIONS OF INCENTIVE OPTIONS AND NONSTATUTORY OPTIONS
Each Option shall be set forth in an Award Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Award Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Award Agreement shall be subject to at least the following terms and conditions:
A.    Option Price
In the case of an Incentive Option granted to a Participant that owns, directly or by reason of the applicable attribution rules, ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, and in the case of a Nonstatutory Option, the Option price per share of the Shares covered by each such Incentive Option or Nonstatutory Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
B.    Number of Shares
Each Option shall state the number of Shares to which it pertains.
C.    Term of Option
Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Award Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article VII to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided. The Committee shall determine the time at which a Nonstatutory Option shall terminate.

D.    Date of Exercise
Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article VII, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals. Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.
E.    Medium of Payment
The Option price shall be payable upon the exercise of the Option, as set forth in Paragraph I. It shall be payable in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article IV of the Plan, or in the particular Award Agreement, provide.
F.    Termination of Employment
1.    Unless otherwise determined by the Committee and set forth in the Award Agreement, a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability or termination for Cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within three (3) months (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer that is the Company or an Affiliate or in the event a Participant’s status changes from full-time employee to part-time employee or Consultant.
2.    Unless otherwise determined by the Committee and set forth in the Award Agreement, a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for Cause shall, upon such termination, cease to have any right to exercise any Option.
3.    Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a Disability), or who is on leave of absence for any purpose permitted by the

Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate. For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).
4.    Unless otherwise determined by the Committee and set forth in the Award Agreement, Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than Disability, death or termination for Cause, and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article VII shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the three (3)-month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant’s estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or an Affiliate, or, in the event of death, within twelve (12) months after the date of death of such Participant.
G.    Total and Permanent Disability
A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled, as determined by the Committee.
Unless otherwise determined by the Committee and set forth in the Award Agreement, a Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.
H.    Death
Unless otherwise determined by the Committee and set forth in the Award Agreement, in the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant’s death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant’s estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.
I.    Exercise of Option and Issuance of Stock
Options shall be exercised by giving written notice to the Company. Such written notice shall: (i) be signed by the person exercising the Option, (ii) state the number of Shares with respect to which the Option is being exercised and (iii) specify a date (other than a Saturday, Sunday or legal holiday) not more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any blackout limitations, or with laws or regulations that require the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares in cash, by bank or certified check, by wire transfer, or by such other means as may be approved by the Committee. In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.
If approved in advance by the Committee, and subject to compliance with the Sarbanes-Oxley Act of 2002 or the requirements of any applicable securities laws, payment in full or in part also may be made: (i) by delivering Shares, or by attestation of Shares, which have a total Fair Market Value on the date of such delivery equal to the Option price and provided that accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee; (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with part 220, Chapter II, Title 12 of the Code of Federal Regulations, a so-called “cashless” exercise); or (v) by any combination of the foregoing.
J.    Rights as a Stockholder
No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been registered in the Company’s share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.
K.    Assignability and Transferability of Option
Unless otherwise permitted by the Code or by Rule 16b-3 of the Exchange Act, if applicable, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant’s lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process and any attempted transfer, assignment, pledge, hyphenation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.
L.    Other Provisions
The Award Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code. Further, the Award Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.
VIII.    TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS
A.    The Committee may from time to time grant an Award in Shares of Common Stock or grant an Award denominated in units of Common Stock, for such consideration as the Committee deems appropriate (which amount may be less than the Fair Market Value of the Common Stock on the date of the Award), and subject to such restrictions and conditions and other terms as the Committee may determine at the time of the Award (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and subject further to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.
B.    If Shares of Restricted Stock are awarded, such Shares cannot be assigned, sold, transferred, pledged or hypothecated prior to the lapse of the restrictions applicable thereto, and, in no event, absent Committee approval, prior to six (6) months from the date of the Award.
C.    Restricted Stock or Restricted Stock Units issued to a Participant under the Plan shall be governed by an Award Agreement that shall specify whether Shares of Common Stock are awarded to the Participant, or whether the Award shall be one not of Shares of Common Stock but one denominated in units of Common Stock, any consideration required thereto, and such other provisions as the Committee shall determine.
D.    Subject to the provisions of Paragraphs B and E hereof and the restrictions set forth in the related Award Agreement, the Participant receiving an Award of Shares of Restricted Stock shall thereupon be a stockholder with respect to all of such Shares and shall have the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions made with respect to such Shares. All Common Stock received by a Participant as the result of any dividend on the Shares of Restricted Stock, or as the result of any stock split, stock distribution or combination of the Shares affecting Restricted Stock, shall be subject to the restrictions set forth in the related Award Agreement.
E.    Restricted Stock or Restricted Stock Units awarded to a Participant pursuant to the Plan will be forfeited, and any Shares of Restricted Stock or Restricted Stock Units sold to a Participant pursuant to the Plan may, at the Company’s option, be resold to the Company for an amount equal to the price paid therefor, and, in either case, such Restricted Stock or Restricted Stock Units shall revert to the Company, if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement.
F.    The Committee, in its discretion, shall have the power to accelerate the date on which the restrictions contained in the Award Agreement shall lapse with respect to any or all Restricted Stock or Restricted Stock Units awarded under the Plan.
G.    Any Restricted Stock Units, if not previously forfeited, shall be payable in accordance with Article XVI at the time set forth in the Award Agreement.
H.    The Committee may prescribe such other restrictions, conditions and terms applicable to Restricted Stock issued or Restricted Stock Units granted to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions of this Article or any Award Agreement in installments.
IX.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
If deemed by the Committee to be in the best interests of the Company, a Participant may be granted a Right. Each Right shall be granted subject to such restrictions and conditions and other terms as the Committee may specify in the Award Agreement at the time the Right is granted, subject to the general provisions of the Plan, and the following specific rules.
A.    Rights may be granted, if at all, either singly, in combination with another Award, or in tandem with another Award. At the time of grant of a Right, the Committee shall specify the base price of Common Stock to be used in connection with the calculation described in Paragraph B below, provided that the base price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share of Common Stock on the date of grant, unless approved by the Board.
B.    Upon exercise of a Right, which shall, absent Committee approval, be not less than six (6) months from the date of the grant, the Participant shall be entitled to receive in accordance with Article XVI, and as soon as practicable after exercise, the excess of the Fair Market Value of one Share of Common Stock on the date of exercise over the base price specified in such Right, multiplied by the number of Shares of Common Stock then subject to the Right, or the portion thereof being exercised.

C.    Notwithstanding anything herein to the contrary, if the Award granted to a Participant allows him or her to elect to cancel all or any portion of an unexercised Option by exercising an additional or tandem Right, then the Option price per Share of Common Stock shall be used as the base price specified in Paragraph A to determine the value of the Right upon such exercise and, in the event of the exercise of such Right, the Company’s obligation with respect to such Option or portion thereof shall be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of Shares as to which such Option was canceled shall become available for use under the Plan, less the number of Shares, if any, received by the Participant upon such cancellation in accordance with Article XVI.
D.    A Right may be exercised only by the Participant (or, if applicable under Article XIV, by a legatee or legatees of such Right, or by the Participant’s executors, personal representatives or distributees).
X.    TERMS AND CONDITIONS OF DIVIDEND EQUIVALENTS
A Participant may be granted an Award in the form of Dividend Equivalents. Such an Award shall entitle the Participant to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
XI.    TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS
The Committee, in its sole discretion, may grant Awards of Shares and/or Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).
XII.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS
A.    A Participant may be granted an Award that is subject to performance conditions specified by the Committee. The Committee may use business criteria and/or other measures of performance as it deems appropriate in establishing any performance conditions (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
B.    Any Performance Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the expiration of the time period over which the performance conditions are to be measured.
C.    Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee.
D.    Settlement of Performance Awards may be in cash or Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Award.
XIII.    TERMS AND CONDITIONS OF CASH AWARDS
A.    The Committee may from time to time authorize the award of cash payments under the Plan to Participants, subject to such restrictions and conditions and other terms as the Committee may determine at the time of authorization (including, but not limited to, continuous service with the Company or its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of growth rates and/or other measurements of Company or Affiliate performance), and subject to the general provisions of the Plan, the applicable Award Agreement, and the following specific rules.
B.    Any Cash Award will be forfeited if the Company so determines in accordance with Article XV or any other condition set forth in the Award Agreement, or, alternatively, if the Participant’s employment or engagement with the Company or its Affiliates terminates, other than for reasons set forth in Article XIV, prior to the attainment of any goals set forth in the Award Agreement or prior to the expiration of the forfeiture or restriction provisions set forth in the Award Agreement, whichever is applicable.
C.    The Committee, in its discretion, shall have the power to change the date on which the restrictions contained in the Award Agreement shall lapse, or the date on which goals are to be measured, with respect to any Cash Award.
D.    Any Cash Award, if not previously forfeited, shall be payable in accordance with Article XVI on or about March 15 of the fiscal year immediately following the fiscal year during which the goals are attained, and in no event later than December 31 of such year.
E.    The Committee may prescribe such other restrictions, conditions and terms applicable to the Cash Awards issued to a Participant under the Plan that are neither inconsistent with nor prohibited by the Plan or the Award Agreement, including, without limitation, terms providing for a lapse of the restrictions, or a measurement of the goals, in installments.

XIV.    TERMINATION OF EMPLOYMENT OR SERVICE
Except as may otherwise be (i) provided in Article VII for Options, (ii) provided for under the Award Agreement or (iii) permitted pursuant to Paragraphs A through C of this Article XIV (subject to the limitations under the Code for Incentive Options), if the employment or service of a Participant terminates, all unexpired, unpaid, unexercised or deferred Awards shall be canceled immediately.
A.    Retirement under a Company or Affiliate Retirement Plan
When a Participant’s employment or service terminates as a result of retirement as defined under a Company or Affiliate tax-qualified retirement plan, the Committee may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement, and/or the exercisability and vesting of any Award may be accelerated.
B.    Termination in the Best Interests of the Company or an Affiliate
When a Participant’s employment or service with the Company or an Affiliate terminates and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and/or (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Article XV or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards are not in the Company’s or its Affiliate’s best interests.
C.    Death or Disability of a Participant
In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period up to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) the expiration date specified in Paragraph H of Article VII, within which to receive or exercise any outstanding Awards held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; (b) to a legal representative of the Participant; or (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be paid and/or may be exercised at such times and in such manner as if the Participant were living.
1.    In the event a Participant is determined by the Company to be Disabled, and subject to the limitations of Paragraph G of Article VII, Awards may be paid to, or exercised by, the Participant, if legally competent, or by a legally designated guardian or other representative if the Participant is legally incompetent by virtue of such Disability.
2.    After the death or Disability of a Participant, the Committee may in its sole discretion at any time (i) terminate restrictions in Award Agreements, (ii) accelerate any or all installments and rights and/or (iii) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards ultimately might have become payable to other beneficiaries.
XV.    CANCELLATION AND RESCISSION OF AWARDS
Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, unexercised or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan, or with the following conditions:
A.    A Participant shall not breach any restrictive covenant, employment, consulting or other agreement entered into between him or her and the Company or any Affiliates, or render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee or a senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment or engagement has terminated, the judgment of the Committee shall be based on the terms of the restrictive covenant agreement, if applicable, or on the Participant’s position and responsibilities while employed or engaged by the Company or its Affiliates, the Participant’s post-employment/engagement responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect of the Participant’s assuming the post-employment/engagement position on the Company’s or its Affiliate’s customers, suppliers, investors and competitors, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.
B.    A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or its Affiliates, or use in other than the Company’s or Affiliate’s business, any confidential information or materials relating to the business of the Company or its Affiliates, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates. Notwithstanding anything herein to the contrary, each Participant is hereby notified, in accordance with the Defend Trade Secrets Act of 2016, that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Participants are further notified that if they file a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the

Participant (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.
C.    A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company or an Affiliate, relating in any manner to the actual or anticipated business, research or development work of the Company or its Affiliates, and shall do anything reasonably necessary to enable the Company or its Affiliates to secure a patent, trademark, copyright or other protectable interest where appropriate in the United States and in foreign countries.
Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan, including the provisions of Paragraphs A, B and C of this Article XV. Failure to comply with the provisions of Paragraphs A, B and C of this Article XV at any time prior to, or during the one (1) year period after, the date Participant’s employment or engagement with the Company or any Affiliate terminates shall cause any exercise, payment or delivery which occurred during the two (2) year period prior to the breach of Paragraph A, B or C of this Article XV to be rescinded. The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery pursuant to the Award. Such payment shall be made either in cash or by returning to the Company the number of Shares of Common Stock that the Participant received in connection with the rescinded exercise, payment or delivery. The Company’s rights of rescission hereunder shall be in addition to any and all other remedies that may be available to the Company at law or in equity in such event, including, without limitation, the right to request any court of competent jurisdiction to issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant.
XVI.    PAYMENT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS, RIGHTS, OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND CASH AWARDS
Payment of Restricted Stock, Restricted Stock Units, Rights, Other Stock-Based Awards, Performance Awards and Cash Awards may be made, as the Committee shall specify, in the form of cash, Shares of Common Stock, or combinations thereof; provided, however, that a fractional Share of Common Stock shall be paid in cash equal to the Fair Market Value of the fractional Share of Common Stock at the time of payment.

XVII.    WITHHOLDING
Except as otherwise provided by the Committee,
A.    the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state and local taxes required by law to be withheld with respect to any grant, exercise or payment made under or as a result of this Plan; and
B.    in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the marginal tax that could be imposed on the transaction (up to the Participant’s maximum required tax withholding rate or such other lesser rate that will not cause an adverse accounting consequence or cost). All elections shall be made in writing and signed by the Participant.
XVIII.    SAVINGS CLAUSE; CODE SECTION 409A
This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act and (iii) Section 409A of the Code (or be exempt therefrom). The Participant shall be solely responsible for the payment of any taxes, interest or penalties incurred under Section 409A and in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. In case any one or more provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Section 409A of the Code), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; provided, however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Section 409A of the Code) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, if applicable, and if required to comply with rules promulgated thereunder, no grant of, or Option to purchase, Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of grant or Option, unless the Board determines that the grant of, or Option to purchase, Shares otherwise satisfies the then current Rule 16b-3 requirements.
Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” at the time of the Participant’s “separation from service” (as determined under Section 409A of the Code) then, to the extent necessary to comply with, and avoid imposition on such Participant of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Participant hereunder upon or following his or her separation from service that would result in such a tax penalty shall be delayed until the first to occur of (i) the six (6)-month anniversary of the Participant’s separation from service and (ii) the Participant’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten (10) day period following the lapsing of the delay period. No provision of this Plan or an Award Agreement shall be construed to indemnify any Participant for any taxes incurred by reason of Section 409A (or timing of incurrence thereof), other than an express indemnification provision therefor.
XIX.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS
If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to such Awards (including, by way of example and not by way of limitation, the grant of substitute Awards under the Plan or under the plan of such other entity or the suspension of the right to exercise an Award for a specified period of time in connection with a corporate transaction) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares or securities and in the option price per share or security subject to outstanding Awards under the Plan or under the plan of such successor entity. The foregoing notwithstanding, unless the Committee otherwise determines, no such adjustment shall be made to an Option which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension or renewal of an option as to cause it to be considered as the grant of a new option.
Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Award in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following in the event of any merger, consolidation, recapitalization, sale of all or any portion of the Company’s assets or capital stock, including but not limited to a “going-private” transaction: (i) the assumption of the Plan and outstanding Awards by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of awards with substantially the same terms for such outstanding Awards; (iii) notice to the holders of vested and exercisable Options and Rights of their ability to exercise vested and exercisable Options and Rights effective contingent upon and immediately prior to such transaction followed by the cancellation of all unexercised Options and Rights (whether or not then vested and exercisable); (iv) settlement of the intrinsic value of the outstanding vested Options and Rights in cash or cash equivalents or equity followed by the cancellation of all Options and Rights (whether or not then vested or exercisable); and (v) cancellation of all unvested or unexercisable Awards; provided, however, that in connection with an assumption or substitution of Awards under subsections (i) or (ii) above, the Awards so assumed or substituted shall continue to vest or become exercisable pursuant to the terms of the original Award, except to the extent such terms are otherwise rendered inoperative. In connection with any such transaction, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) be subject to any earn-outs, purchase price adjustments, holdbacks, escrows and other contingent payments on the terms set forth in the definitive transaction agreement, (ii) be subject to all indemnification and other obligations of the Company’s equityholders in connection with such transaction, (iii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iv) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the foregoing or the treatment of the Participant’s Awards, including without limitation, letters of transmittal or cash-out agreements.
Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants or advisors to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effectuated. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.
XX.    DISSOLUTION OR LIQUIDATION OF THE COMPANY
Upon the dissolution or liquidation of the Company other than in connection with a transaction to which Article XIX is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Award have not otherwise terminated and expired, the Participant may, if the Committee, in its sole discretion, so permits, have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.
XXI.    TERMINATION OF THE PLAN
The Plan shall terminate ten (10) years from the earlier of the date of its adoption by the Board or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Award Agreements executed prior to the effective date of such termination. Notwithstanding anything in this Plan to the contrary, any Options granted prior to the effective date of the Plan’s termination may be exercised until the earlier of (i) the date set forth in the Award Agreement, or (ii) in the case of an Incentive Option, ten (10) years from the date the Option is granted; and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.
XXII.    AMENDMENT OF THE PLAN AND AWARDS
The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.
The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Article XIX, reduce the exercise price of outstanding Options or Rights or cancel or amend outstanding Options or Rights for the purpose of repricing, replacing or regranting such Options or Rights with an exercise price that is less than the exercise price of the original Options or Rights or cancel or amend outstanding Options or Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Rights for cash or any other Awards without stockholder approval. Notwithstanding anything herein to the contrary, the Board may amend the terms of any Award theretofore granted if the Board, in its discretion, determines that such amendment is necessary to comply with the requirements of Section 409A of the Code, the rules of any stock exchange or automated quotation systems on which the Shares may be listed or traded or changes in tax or other applicable laws or regulatory requirements.
XXIII.    EMPLOYMENT RELATIONSHIP
Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant’s employment with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.
XXIV.    INDEMNIFICATION OF COMMITTEE
In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted by the laws of the State of Delaware, be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as directors or members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the director or Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a director or Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.
XXV.    UNFUNDED PLAN
Insofar as it provides for payments in cash in accordance with Article XVI, or otherwise, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
XXVI.    MITIGATION OF EXCISE TAX
Unless otherwise provided for in the Award Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XXVI), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.
XXVII.    EFFECTIVE DATE
This Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XXVIII.    RECOVERY
If the Company is or becomes subject to regulations or listing standards adopted pursuant to Section 10D of the Exchange Act, then each Award granted pursuant to the Plan, each Share acquired pursuant to the Plan, and all proceeds in respect of any such Awards or Shares shall be subject to any “clawback” or similar policy of the Company adopted pursuant to such regulations or listing standards that may be in effect from time to time, whether before or after the grant, exercise or settlement of such Awards or Shares.
XXIX.    FOREIGN JURISDICTIONS
To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.
XXX.    DEFERRAL OF AWARDS
At the time of the grant of an Award, the Company may permit a Participant to elect to:
(a)    have cash that otherwise would be paid to such Participant as a result of the exercise of an Award credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;
(b)    have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into an equal number of Rights; or
(c)    have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Award converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of the Shares as of the date on which they otherwise would have been delivered to such Participant.
A deferred compensation account established under this Article XXX may be credited with interest or other forms of investment return, as determined by the Committee and shall be subject to compliance with Section 409A of the Code. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article XXX.
XXXI.    GOVERNING LAW
This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

XXXII.    STATUTE OF LIMITATIONS
If a Participant believes that the Committee has not followed his or her directions, or the Participant believes that he or she has a claim against the Plan, the Company or the Committee under the terms of the Plan and/or any applicable Award Agreement, the Participant must file a written claim with the Committee within one (1) year after the direction was allegedly made. The Committee will furnish each Participant with a statement of his or her vested Options/shares of Stock at least annually. The Participant should review this statement for accuracy.
Adopted this 31st day of January, 2021.